As filed with the Securities and Exchange Commission on November 20, 2001
                                                Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          INDIAN VILLAGE BANCORP, INC.
   (exact name of registrant as specified in its certificate of incorporation)

PENNSYLVANIA                                                 34-1891199
(state or other jurisdiction of                             (IRS Employer
incorporation or organization)                             Identification No.)

                             100 SOUTH WALNUT STREET
                            GNADENHUTTEN, OHIO 44629
                                 (740) 254-4313
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                          INDIAN VILLAGE BANCORP, INC.
                         2000 STOCK-BASED INCENTIVE PLAN
                            (Full Title of the Plan)
                     --------------------------------------

                                          COPIES TO:
MARTY R. LINDON                           PAUL M. AGUGGIA, ESQUIRE
PRESIDENT AND CHIEF EXECUTIVE OFFICER     SUZANNE A. WALKER, ESQUIRE
INDIAN VILLAGE BANCORP, INC.              MULDOON, MURPHY & FAUCETTE LLP
100 SOUTH WALNUT STREET                   5101 WISCONSIN AVENUE, N.W.
GNADENHUTTEN, OHIO 44629                  WASHINGTON, DC  20016
(740) 254-4313                            (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As
              soon as practicable after this Registration Statement
                               becomes effective.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                      1933, check the following box. / X /
                                                     ----

===================================================================================================
   Title of each Class of     Amount to be   Proposed Purchase   Estimated Aggregate  Registration
Securities to be Registered   Registered(1)  Price Per Share       Offering Price         Fee
---------------------------------------------------------------------------------------------------
     Common Stock               44,558
     $.01 par Value            Shares (2)          $12.10(3)         $539,152          $135
---------------------------------------------------------------------------------------------------
     Common Stock               17,823
     $.01 par Value            Shares (4)          $12.25(5)         $218,332          $ 55
===================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Indian Village Bancorp, Inc. 2000 Stock-Based Incentive Plan (the "Incentive Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Indian Village Bancorp, Inc. pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the total number of shares currently reserved or available for issuance as options pursuant to the Incentive Plan.
(3) Exercise price of $12.10 per share at which options for 44,400 shares under the Incentive Plan have been granted to date.
(4) Represents the total number of shares currently reserved or available for issuance as restricted stock awards under the Incentive Plan.
(5) The market value of the Common Stock on November 15, 2001, at which the 17,823 shares may be issued to satisfy restricted stock awards under the Incentive Plan.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SECTION 230.462.
Number of Pages 12
Exhibit Index begins on Page 9

INDIAN VILLAGE BANCORP, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Indian Village Bancorp, Inc. (the "Company" or the "Registrant") 2000 Stock-Based Incentive Plan (the "Incentive Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

      (a) The Form 10-KSB report filed on September 28, 2001 by the Registrant for the fiscal year ended June 30, 2001 (File No. 000-25971) which includes consolidated balance sheets of Indian Village Bancorp, Inc. as of June 30, 2001 and 2000, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for the year ended June 30, 2001, the six months ended June 30, 2000, and the year ended December 31, 1999.

      (b) The Form 10-QSB report filed by the Registrant for the fiscal quarter ended September 30, 2001 (File No. 000-25971), filed with the SEC on November 14, 2001.

      (c) The description of Registrant's Common Stock contained in Registrant's Form 8-A (File No. 000-25971), as filed with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 12b-15 promulgated thereunder, on May 4, 1999 as incorporated by reference from the Company's Registration Statement on Form SB-2 (SEC File No. 333-74621).

      (d) All documents  filed by the  Registrant  pursuant to Section 13(a) and
(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES.

      The common  stock to be offered  pursuant to the  Incentive  Plan has been
registered  pursuant  to  Section  12  of  the  Exchange  Act.  Accordingly,   a
description of the common stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

      The validity of the common stock offered hereby has been passed upon for the Registrant by the firm of Muldoon, Murphy & Faucette LLP, Washington, D.C.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Directors and officers of the Registrant are indemnified and held harmless against liability to the fullest extent permissible by the general corporation law of Pennsylvania as it currently exists or as it may be amended provided any such amendment provides broader indemnification provisions than currently exist. This indemnification applies to the Board of Directors who administer the Plan.

            ARTICLE 9. INDEMNIFICATION, ETC. OF OFFICERS, DIRECTORS,
                              EMPLOYEES AND AGENTS

      A. Personal  Liability of Directors.  A director of the Corporation  shall
         --------------------------------
not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited.

      B. Indemnification.  The Corporation shall indemnify any person who was or
         ---------------
is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

      C. Advancement of Expenses.  Reasonable  expenses  incurred by an officer,
         -----------------------
director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section B of this Article 9 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

      D. Other Rights. The  indemnification and advancement of expenses provided
         ------------
by or pursuant to this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      E.  Insurance.  The  Corporation  shall  have the  power to  purchase  and
          ---------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 9.

      F.  Security  Fund;  Indemnity  Agreements.  By  action  of the  Board  of
          --------------------------------------
Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 9.

      G. Modification. The duties of the Corporation to indemnify and to advance
         ------------
expenses to any person as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9, and no amendment or termination of any trust or other fund created pursuant to Section F of this Article 9, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

      H. Proceedings Initiated by Indemnified Persons. Notwithstanding any other
         --------------------------------------------
provision of this Article 9, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or AMICUS CURIAE by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.   LIST OF EXHIBITS.

      The following exhibits are filed herewith (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

      4.1      Indian Village Bancorp, Inc. 2000 Stock-Based Incentive Plan.1

      5 Opinion of Muldoon Murphy & Faucette LLP as to the legality of the Common Stock to be issued.

      23.0     Consent  of  Muldoon  Murphy & Faucette LLP  (contained  in   the
               opinion included in Exhibit 5).

      23.1     Consent of Crowe, Chizek and Company LLP.

      24       Power of Attorney is located on the signature pages.










-----------------------
       1 Incorporated herein by reference from Appendix A to the Proxy Statement on Form DEF 14A (File No. 000-25971) filed with the SEC on March 27, 2000.

ITEM 9.   UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement unless the information required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, Indian Village Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Gnadenhutten, Ohio, on October 18, 2001.

                                    INDIAN VILLAGE BANCORP, INC.


                                    By:   /s/ Marty R. Lindon
                                          ----------------------------
                                          Marty R. Lindon
                                          President & Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Lindon) constitutes and appoints Mr. Lindon and Mr. Lindon hereby constitutes and appoints Lori S. Frantz, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Name                    Title                                 Date
    ----                    -----                                 ----



 /s/ Marty R. Lindon        Chief Executive Officer,          October 18, 2001
---------------------       President and Director
Marty R. Lindon             (principal executive officer)


/s/Lori S. Frantz           Vice President, Treasurer         October 18, 2001
--------------------        and Chief Financial Officer
Lori S. Frantz              (principal accounting
                            and financial officer)


/s/ Rebecca S. Mastin       Chairperson of the Board          October 18, 2001
------------------------
Rebecca S. Mastin


/s/ John A. Beitzel         Vice Chairman of the Board        October 18, 2001
------------------------
John A. Beitzel

/s/ Michael A. Cochran      Director and Corporate Secretary   October 18, 2001
-----------------------
Michael A. Cochran


/s/ Vernon E. Mishler       Director                           October 18, 2001
-----------------------
Vernon E. Mishler


/s/ Joanne Limbach          Director                           October 18, 2001
-----------------------
Joanne Limbach


/s/ Cindy S. Knisely        Director                           October 18, 2001
-----------------------
Cindy S. Knisely



                                  EXHIBIT INDEX
                                  -------------



                                                                                                Sequentially
                                                                                                  Numbered
                                                                                                    Page
Exhibit No.   Description                             Method of Filing                            Location
-----------   -------------------------------------   ---------------------------------------  -------------
   4.1        Indian Village Bancorp, Inc. 2000       Incorporated herein by reference             --
              Stock-Based Incentive Program           from Appendix A to the Proxy Statement
                                                      on Form DEF 14A (File No. 000-25971)
                                                      filed with the SEC on March 27, 2000.

    5         Opinion of Muldoon Murphy &             Filed herewith.
              Faucette LLP

  23.0        Consent of Muldoon Murphy &             Contained in Exhibit 5.
              Faucette LLP

  23.1        Accountants Consent                     Filed herewith.

   24         Power of Attorney                       Located on the signature page.               --
